EXHIBIT 23.1



                          INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference in the Form S-8 Registration Statement of College Partnership, Inc. (formerly College Bound Student Alliance, Inc.) of our report dated September 27, 2002, accompanying the consolidated financial statements of College Partnership, Inc. also incorporated by reference in such Registration Statement.




/S/ HEIN + ASSOCIATES LLP
-------------------------
HEIN + ASSOCIATES LLP

Denver, Colorado
July 15, 2003